Exhibit 99.1

Preliminary – Subject to Completion

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6		Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on , 2014
Vote by Internet
•Go to
•Or scan the QR code with your smartphone
•Follow the steps outlined on the secure website
Vote by Telephone •Call toll free within the USA, US territories and Canada on a touch tone telephone •Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

SPECIAL MEETING PROXY CARD

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE

     BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal – The Board of Directors recommends a vote FOR each of the proposals.

		FOR	AGAINST	ABSTAIN
1.	To approve the adoption of the Agreement and Plan of Merger and Reorganization, dated as of March 16, 2014, as it may be amended from time to time, among Matthews International Corporation, (“Matthews”), Moonlight Merger Sub Corp., a wholly-owned subsidiary of Matthews, Moonlight Merger Sub LLC, a wholly-owned subsidiary of Matthews, and Schawk, Inc.	☐	☐	☐	+

2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐

3.	To approve, on a non-binding, advisory basis, certain compensation paid or payable to Schawk, Inc.’s named executive officers in connection with the merger.	☐	☐	☐

4.	In his discretion, the Proxy is authorized to vote on such other business as may properly come before the meeting.

B	Non-Voting Items
Change of Address – Please print new address below.

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below
Please sign exactly as name appears hereon, joint owners should each sign. When signing as Attorney, Executor, Administrator, or Guardian, please give full title as such. If signer is a corporation, please sign with the full corporation name by duly authorized officer or director.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

¢	+

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE

      PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy – Schawk, Inc.

Special Meeting of Stockholders

1600 E. Sherwin Ave., DesPlaines, Illinois 60018

Proxy Solicited on behalf of the Board of Directors

The undersigned hereby appoints A. Alex Sarkisian and Timothy J. Cunningham each as proxy, with full power of substitution, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all the shares of Schawk, Inc. Class A Common Stock held by the undersigned at the Special Meeting of Stockholders to be held                          , 2014, or any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS AND IN THE DISCRETION OF THE PROXY WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark, sign, date and return this proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed in the United States or Puerto Rico.